Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	(949) 833-8252 Ext. 123
js@tnpre.com
TNP Strategic Retail Trust Authorizes
Acquisition of Northgate Plaza in Tucson, Arizona
IRVINE, Calif., (June 10, 2010) — TNP Strategic Retail Trust, Inc. (the “Company”), a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, announced today that its board of directors authorized the Company to pursue the acquisition of Northgate Plaza Shopping Center in Tucson, Arizona.
This Wal-Mart Neighborhood Market anchored center is approximately 103,500 square feet on 7.8 acres of land. It is located at the northeast corner of Grant Road and Alvernon Way in Tucson. The property is approximately 81 percent leased and the anchor tenant, Wal-Mart Neighborhood Market, occupies 41 percent of the rentable square footage and has a long-term lease in place through May 2025. Featured tenants include nationally recognized retailers, including Dollar Tree, Rent-A-Center®, BURGER KING®, SUBWAY® and RadioShack®.
“We found this property very attractive with the presence of Wal-Mart Neighborhood Market and its AA credit rating by Standard & Poor’s, its prime location with more than 37 percent of Tucson’s population within 5 miles and the declining unemployment rate in this market,” said Thompson National Properties’ Senior Vice President of Acquisitions, Steve Corea.
The acquisition is subject to various conditions to closing, including final approval of the loan assumption and other customary closing conditions.
About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, located primarily in the Western United States, and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. As of June 10, 2010, TNP Strategic Retail Trust has issued 1,381,756 shares of common stock. Its Board of Directors has approved a 7 percent annual dividend, to be paid monthly starting in July 2010. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com

About Thompson National Properties, LLC
Thompson National Properties, LLC (“TNP”) is an international real estate advisory company, specializing in the management and creation of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed specifically for both institutional and high net worth individual investors alike. Thompson National Properties is also a leader in both property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender driven marketplace.
Headquartered in Irvine, California, Thompson National Properties was founded in April 2008 and has seven regional offices. As of June 10, 2010, Thompson National Properties manages a portfolio of 133 commercial properties, in 32 states, totaling more than 17.2 million square feet, on behalf of over 3,500 investor/owners with an overall purchase value of $2.3 billion dollars. Recently TNP expanded its operations to the Middle East to provide valuation and advisory services on over 2.3 million square feet of real estate in Saudi Arabia. For more information regarding Thompson National Properties, please visit www.tnpre.com.
Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to satisfy the necessary conditions to close the Northgate acquisition, including obtaining funding; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions; the Company’s ability to maintain sufficient liquidity and access capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com